Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

September 30, 2009

TABLE OF CONTENTS

1.	Third Quarter 2009 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	22
	Summary of Outstanding Debt and Debt Maturities	23
	Real Estate Status Report	24

12.	Glossary of Terms	25

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009 and amended on June 25, 2009, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2009 and amended on June 25, 2009.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2009 OPERATING RESULTS

ROCKVILLE, Md. (November 4, 2009) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2009.

Financial Results

For third quarter 2009 Federal Realty reported funds from operations available for common shareholders (FFO) of $55.6 million, or $0.92 per diluted share, compared to FFO of $58.1 million or $0.98 per diluted share for the third quarter 2008. For the quarter ending September 30, 2009, net income available for common shareholders was $27.3 million, or earnings per diluted share of $0.45, versus $37.0 million and $0.63, respectively, for third quarter 2008.

For the nine months ended September 30, 2009, Federal Realty reported FFO of $151.0 million, or $2.53 per diluted share, and net income available for common shareholders of $65.9 million, or earnings per diluted share of $1.10. Excluding the litigation provision related to a previously disclosed lawsuit involving a property adjacent to Santana Row, year-to-date FFO was $172.0 million, or $2.88 per diluted share, and net income available for common shareholders was $87.0 million, or $1.46 per diluted share. For the nine months ended September 30, 2008, the Trust reported FFO of $169.8 million, or $2.87 per diluted share, and net income available for common shareholders of $95.7 million or $1.62 per diluted share.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income attributable to the Trust is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2009 OPERATING RESULTS

November 4, 2009

Portfolio Results

In third quarter 2009, same-center property operating income increased 2.6% over third quarter 2008. When redevelopment and expansion properties are excluded from same-center results, property operating income for third quarter 2009 increased 1.8% compared to third quarter 2008.

The overall portfolio was 94.2% leased as of September 30, 2009, compared to 94.0% on June 30, 2009 and 95.5% on September 30, 2008. Federal Realty’s same-center portfolio was 94.4% leased on September 30, 2009, compared to 94.2% on June 30, 2009 and 95.8% on September 30, 2008.

During the third quarter of 2009, Federal Realty signed 94 leases for 357,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 335,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 9%. The average contractual rent on this comparable space for the first year of the new leases is $29.38 per square foot, compared to the average contractual rent of $27.00 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 17% for third quarter 2009. As of September 30, 2009, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $22.01 per square foot.

“Our 2009 results and outlook for 2010 reflect consistent performance during this challenging economic environment,” said Don Wood, president and chief executive officer of Federal Realty Investment Trust. “This level of stability is a testament to the quality of our assets, our locations, and our focused operating strategy.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.66 per share on its common shares, resulting in an indicated annual rate of $2.64 per share. The regular common dividend will be payable in cash on January 15, 2010 to common shareholders of record on January 4, 2010.

Guidance

Federal Realty increased its guidance, excluding the provision for litigation, for 2009 FFO per diluted share to a range of $3.75 to $3.77 and 2009 earnings per diluted share guidance of $1.87 to $1.89. The Trust also established guidance for 2010 FFO per diluted share at a range of $3.80 to $3.88 and 2010 earnings per diluted share guidance of $1.92 to $2.00.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2009 OPERATING RESULTS

November 4, 2009

Summary of Other Quarterly Activities and Recent Developments

•

October 19, 2009 - Completed the land exchange between Swedish home furnishings retailer IKEA and Federal Realty at Assembly Square in Somerville, Mass. As a result of the exchange, Federal Realty now owns an additional 16.6 acres of riverfront property for the proposed development of Assembly Square, while IKEA owns an 11.9 acre inland site approved for a 340,000-square-foot store.

•

October 1, 2009 – Announced that Don Briggs, senior vice president, development, would become head of the Trust’s Boston office effective October 5. Mr. Briggs has led Federal Realty’s development efforts with respect to Assembly Square, in Somerville, Mass. since the Trust acquired the property in 2005 and will continue to be responsible for all aspects of the development of Assembly Square. In addition, Mr. Briggs will take on operational responsibilities for Federal Realty’s 2 million square foot portfolio in New England.

•

August 17, 2009 – Announced the closing of $265 million of capital raising activities, comprised of $150 million of 5.95% five-year senior unsecured notes and $115 million of common shares of beneficial interest, including the underwriters’ over-allotment option. Federal Realty intends to utilize the proceeds to pursue acquisition opportunities, fund its redevelopment pipeline, pay down its $372 million term loan, and/or for general corporate purposes.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2009 earnings conference call, which is scheduled for November 5, 2009, at 11 a.m. Eastern Standard Time. To participate, please call (866) 761-0748 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through December 3, 2009, by dialing (888) 286-8010 and using the passcode 40216191.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2009 OPERATING RESULTS

November 4, 2009

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.2% leased to national, regional, and local retailers as of September 30, 2009, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 42 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009 and amended on June 25, 2009, and include the following:

¿	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

¿

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

¿	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

¿

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

¿	risks that our growth will be limited if we cannot obtain additional capital;

¿

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

¿

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 26, 2009 and amended on June 25, 2009.

Federal Realty Investment Trust

Summarized Income Statements

September 30, 2009

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$126,169	$126,594	$379,465	$371,304
Other property income	3,714	4,005	9,258	12,015
Mortgage interest income	1,109	1,108	3,683	3,342

Total revenue	130,992	131,707	392,406	386,661

Expenses
Rental expenses	24,367	27,547	78,144	80,993
Real estate taxes	14,485	14,692	43,138	41,132
General and administrative	5,749	5,391	16,170	19,451
Litigation provision	330	—	21,087	—
Depreciation and amortization	28,410	28,631	86,635	81,805

Total operating expenses	73,341	76,261	245,174	223,381

Operating income	57,651	55,446	147,232	163,280

Other interest income	924	115	1,274	662
Interest expense	(30,209)	(25,337)	(79,622)	(74,166)
Early extinguishment of senior notes	—	—	(968)	—
Income from real estate partnership	473	407	1,074	1,180

Income from continuing operations	28,839	30,631	68,990	90,956

Discontinued operations
Income from discontinued operations	—	348	218	1,724
Gain on sale of real estate from discontinued operations	—	7,438	1,298	7,438

Results from discontinued operations	—	7,786	1,516	9,162

Net income	28,839	38,417	70,506	100,118
Net income attributable to noncontrolling interests	(1,406)	(1,315)	(4,172)	(4,056)

Net income attributable to the Trust	27,433	37,102	66,334	96,062

Dividends on preferred stock	(136)	(136)	(406)	(406)

Net income available for common shareholders	$27,297	$36,966	$65,928	$95,656

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.45	$0.50	$1.08	$1.47
Discontinued operations	—	0.13	0.03	0.16

	$0.45	$0.63	$1.11	$1.63

Weighted average number of common shares, basic	60,016	58,720	59,264	58,624

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.45	$0.50	$1.07	$1.46
Discontinued operations	—	0.13	0.03	0.16

	$0.45	$0.63	$1.10	$1.62

Weighted average number of common shares, diluted	60,140	58,921	59,387	58,873

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2009

	September 30,	December 31,
	2009	2008
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,643,592	$3,567,035
Construction-in-progress	84,172	106,650

	3,727,764	3,673,685
Less accumulated depreciation and amortization	(913,939)	(846,258)

Net real estate	2,813,825	2,827,427

Cash and cash equivalents	408,428	15,223
Accounts and notes receivable	72,188	73,688
Mortgage notes receivable	48,401	45,780
Investment in real estate partnership	28,826	29,252
Prepaid expenses and other assets	108,617	101,406

TOTAL ASSETS	$3,480,285	$3,092,776

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$604,613	$452,810
Notes payable	383,788	336,391
Senior notes and debentures	1,053,816	956,584
Accounts payable and other liabilities	223,803	200,037

Total liabilities	2,266,020	1,945,822

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,172,423	1,104,605

Total shareholders’ equity of the Trust	1,182,420	1,114,602
Noncontrolling interest	31,845	32,352

Total shareholders’ equity	1,214,265	1,146,954

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,480,285	$3,092,776

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2009

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income attributable to the Trust	$27,433	$37,102	$66,334	$96,062
Gain on sale of real estate	—	(7,438)	(1,298)	(7,438)
Depreciation and amortization of real estate assets	25,682	26,037	77,681	74,037
Amortization of initial direct costs of leases	2,196	2,136	7,378	6,441
Depreciation of joint venture real estate assets	355	331	1,046	992

Funds from operations	55,666	58,168	151,141	170,094
Dividends on preferred stock	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	245	244	729	707
Income attributable to unvested shares	(180)	(198)	(494)	(584)

FFO (2)	55,595	58,078	150,970	169,811
Litigation provision, net of allocation to unvested shares (2)	329	—	21,018	—

FFO excluding litigation provision (2)	$55,924	$58,078	$171,988	$169,811

FFO per diluted share (3)	$0.92	$0.98	$2.53	$2.87
Litigation provision per diluted share (2)	—	—	0.35	—

FFO per diluted share excluding litigation provision (2)(3)	$0.92	$0.98	$2.88	$2.87

Weighted average number of common shares, diluted	60,511	59,298	59,759	59,251

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$14,724	$25,670	$54,689	$76,080
Tenant improvements and incentives	3,402	5,590	8,479	14,973

Total non-maintenance capital expenditures	18,126	31,260	63,168	91,053
Maintenance capital expenditures	4,306	3,608	7,491	8,963

Total capital expenditures	$22,432	$34,868	$70,659	$100,016

Dividends and Payout Ratios

Regular common dividends declared	$40,374	$38,322	$117,222	$110,104
Dividend payout ratio as a percentage of FFO	73%	66%	78%	65%
Dividend payout ratio as a percentage of FFO excluding litigation provision (3)	72%	66%	68%	65%

Notes:

(1)	See Glossary of Terms.
(2)	For the three and nine months ended September 30, 2009, FFO includes a $0.3 million and a $21.1 million, respectively, charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process. FFO excluding litigation provision excludes this charge.
(3)	Effective January 1, 2009, we adopted a new accounting standard which requires us to calculate FFO per diluted share for all periods presented using the two-class method. The implementation resulted in no change to FFO per share for the three and nine months ended September 30, 2008.

Federal Realty Investment Trust

Market Data

September 30, 2009

	September 30,
	2009	2008
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	61,176	58,974
Market price per common share	$61.37	$85.60

Common equity market capitalization	$3,754,371	$5,048,174

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$3,764,371	$5,058,174

Total debt (3)	2,042,217	1,754,521

Total market capitalization	$5,806,588	$6,812,695

Total debt to market capitalization at then current market price	35%	26%

Total debt to market capitalization at constant common share price of $85.60	28%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	81%	92%
Variable rate debt	19%	8%

	100%	100%

Notes:

(1)	Amounts do not include 371,260 and 376,260 Operating Partnership Units outstanding at September 30, 2009 and 2008, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust’s 30% share of the total mortgages payable of $81.2 million and $81.4 million at September 30, 2009 and 2008, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2009

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$93,312	$92,306	$280,084	$272,834
Residential (2)	5,301	4,845	15,918	12,970
Cost reimbursements	24,304	26,604	74,277	75,885
Percentage rents	1,164	1,298	3,811	5,428
Other	2,088	1,541	5,375	4,187

Total rental income	$126,169	$126,594	$379,465	$371,304

Notes:

(1)	Minimum rents include $1.3 million and $1.4 million for the three months ended September 30, 2009 and 2008, respectively, and $3.9 million and $4.2 million for the nine months ended September 30, 2009 and 2008, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.6 million for the three months ended September 30, 2009 and 2008, respectively, and $1.1 million and $1.9 million for the nine months ended September 30, 2009 and 2008, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in May 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2009

	Maturity date	Stated interest rate as of September 30, 2009	Balance as of September 30, 2009		Weighted average effective rate at September 30, 2009 (i)
			(in thousands)
Mortgage loans (a)
Secured fixed rate
Federal Plaza	06/01/11	6.750%	$32,683
Tysons Station	09/01/11	7.400%	5,942
Courtyard Shops	07/01/12	6.870%	7,572
Bethesda Row	01/01/13	5.370%	19,995
Bethesda Row	02/01/13	5.050%	4,338
White Marsh Plaza (b)	04/01/13	6.040%	9,926
Crow Canyon	08/11/13	5.400%	20,918
Idylwood Plaza	06/05/14	7.500%	16,852
Leesburg Plaza	06/05/14	7.500%	29,322
Loehmann’s Plaza	06/05/14	7.500%	37,917
Pentagon Row	06/05/14	7.500%	54,431
Melville Mall (c)	09/01/14	5.250%	23,954
THE AVENUE at White Marsh	01/01/15	5.460%	59,214
Barracks Road	11/01/15	7.950%	40,827
Hauppauge	11/01/15	7.950%	15,391
Lawrence Park	11/01/15	7.950%	28,938
Wildwood	11/01/15	7.950%	25,436
Wynnewood	11/01/15	7.950%	29,491
Brick Plaza	11/01/15	7.415%	30,202
Rollingwood Apartments	05/01/19	5.540%	23,956
Shoppers’ World	01/31/21	5.910%	5,767
Mount Vernon (d)	04/15/28	5.660%	11,385
Chelsea	01/15/31	5.360%	7,989

Subtotal			542,446
Net unamortized discount			(420)

Total mortgage loans			542,026		6.98%

Notes payable
Unsecured fixed rate
Other	04/01/12	6.500%	1,378
Perring Plaza renovation	01/31/13	10.000%	1,010
Unsecured variable rate
Revolving credit facility (e)	07/27/10	LIBOR + 0.425%	—
Term loan (f)	07/27/11	LIBOR + 3.000%	372,000
Escondido (Municipal bonds) (g)	10/01/16	0.461%	9,400

Total notes payable			383,788		5.37%	(j	)

Senior notes and debentures
Unsecured fixed rate
8.75% notes (h)	12/01/09	8.750%	123,589
4.50% notes	02/15/11	4.500%	75,000
6.00% notes	07/15/12	6.000%	175,000
5.40% notes	12/01/13	5.400%	135,000
5.95% notes	08/15/14	5.950%	150,000
5.65% notes	06/01/16	5.650%	125,000
6.20% notes	01/15/17	6.200%	200,000
7.48% debentures	08/15/26	7.480%	29,200
6.82% medium term notes	08/01/27	6.820%	40,000

Subtotal			1,052,789
Net unamortized premium			1,027

Total senior notes and debentures			1,053,816		6.29%

Capital lease obligations
Various	Various through 2106	Various	62,587		6.94%

Total debt and capital lease obligations			$2,042,217

Total fixed rate debt and capital lease obligations			$1,660,817	81%	6.54%
Total variable rate debt			381,400	19%	5.36%	(j	)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$2,042,217	100%	6.32%

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (k) (l)	2.67x	3.39x	2.94x	3.13x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k) (l)	2.67x	3.11x	2.92x	3.03x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.66x	3.39x	2.69x	3.13x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.66x	3.11x	2.68x	3.03x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.2 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2009 was $0 and $172.5 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.37% for the nine months ended September 30, 2009, respectively. This credit facility matures on July 27, 2010, subject to a one-year extension at our option.
(f)	The $372 million term loan bears interest at LIBOR, subject to a 1.5% floor, plus 300 basis points. The weighted average effective interest rate, before amortization of debt fees, was 4.63% for the period from the inception of the loan of May 4, 2009 through September 30, 2009. On October 27, 2009, we repaid $100 million of our existing $372 million term loan. Due to this repayment, approximately $1.4 million of unamortized debt fees were expensed in October 2009.
(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(h)	On various dates from January 12, 2009 to April 1, 2009, we purchased and retired $11.1 million of our 8.75% notes. On June 4, 2009, we purchased and retired $40.3 million of our 8.75% notes as a part of a cash tender offer whereby we repaid the note at a 2% premium to par value. These notes were repaid with funds borrowed on our $300 million revolving credit facility and our $372 million term loan.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(j)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $0 balance on September 30, 2009.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes a $1.3 million gain on sale for the nine months ended September 30, 2009. Fixed charges include a $1.0 million net loss on early extinguishment of senior notes for the nine months ended September 30, 2009, primarily related to the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(l)	Adjusted to exclude a $0.3 million and $21.1 million litigation provision charge for the three and nine months ended September 30, 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2009

DEBT MATURITIES

(in thousands)

The following table reflects contractual debt maturities as of September 30, 2009. The pro-forma total debt maturity columns reflect the October 27, 2009 repayment of $100 million of our existing $372 million term loan that has an original maturity date of July 27, 2011 and the repayment of the $123.6 million of 8.75% notes that are due on December 1, 2009. Both repayments will use proceeds we received from the issuance of 2.0 million common shares and the $685 million of debt financings in 2009, $408 million of which was held as cash on our balance sheet as of September 30, 2009.

	As of September 30, 2009					Pro-forma
Year	Scheduled Amortization	Maturities		Total		Maturities	Total
2009	$2,567	$123,589		$126,156		$—	$2,567
2010	12,235	—	(1)	12,235		—	12,235
2011	12,438	484,252		496,690		384,252	396,690
2012	12,691	181,916		194,607		181,916	194,607
2013	11,853	196,893		208,746		196,893	208,746
2014	10,225	297,864		308,089		297,864	308,089
2015	6,858	198,391		205,249		198,391	205,249
2016	2,902	134,400		137,302		134,400	137,302
2017	3,110	200,000		203,110		200,000	203,110
2018	3,321	—		3,321		—	3,321
Thereafter	53,067	93,038		146,105		93,038	146,105

Total	$131,267	$1,910,343		$2,041,610	(2)	$1,686,754	$1,818,021

Notes:

(1)	Our $300 million four-year revolving credit facility matures on July 27, 2010, subject to a one-year extension at our option. As of September 30, 2009, there was $0 drawn under this credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2009.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2009

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2009 (3)
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16	$14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	9%	$8	$8
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$5

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4)			12%	$31	$27

Projects Anticipated to Stabilize in 2010 (3)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	8%	$42	$32
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and 2 additional ground level retail spaces.	10%	$14	$4
Barracks Road	Charlottesville, VA	Expansion of Bed, Bath and Beyond and creation of 2 additional small shop spaces, utilizing vacant anchor space.	10%	$3	$1
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$0
Langhorne	Levittown, PA	Pad site addition leased to T-Mobile	10%	$2	$0
Crossroads	Highland Park, IL	Bank pad addition	9%	$1	$1

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			9%	$64	$38

Total: Projects Anticipated to Stabilize in 2009 and 2010 (3) (4) (5)			10%	$95	$65

Potential future redevelopment pipeline includes (6):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Assembly Square Mall	Somerville, MA	Pad site addition
Bala Cynwyd	Bala Cynwyd, PA	Potential redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Brick Plaza	Brick, NJ	Redevelopment and expansion of existing pad site, plus additional pad site
Chelsea Commons	Chelsea, MA	Redevelopment of vacant building in preparation for lease with Planet Fitness
Crossroads	Highland Park, IL	Backfill vacant anchor space and 3 small shop spaces with LA Fitness
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Westgate	San Jose, CA	Convert 30,000 square feet of basement space to leasable area

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006/2008	$189,118	$25,364	519,000	96%	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,579		332,000	97%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,233		37,000	88%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,920		144,000	99%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,167	32,683	248,000	96%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,426		118,000	66%			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,088		209,000	76%			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,705	16,852	73,000	89%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,785		386,000	98%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,484	29,322	236,000	98%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,634	37,917	268,000	94%	58,000	Giant Food	Bally Total Fitness / Loehmann’s
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	45,014		309,000	85%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	77,393	11,385	565,000	95%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,846		92,000	93%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	28,283		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,928	54,431	296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus World Market
Pike 7		Washington, DC-MD-VA	1997	34,863		164,000	95%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,370		248,000	71%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,028		182,000	97%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,629	23,956	N/A	93%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,088		49,000	98%			Petco
Tower		Washington, DC-MD-VA	1998	20,050		112,000	91%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,670	5,942	49,000	100%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	51,642	6,283	248,000	97%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,596	25,436	84,000	97%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		976,539		5,195,000	93%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,291		267,000	93%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,368		282,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,707		268,000	100%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,883		111,000	89%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,490		192,000	86%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	19,041		216,000	95%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,723	28,938	353,000	98%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,002		285,000	90%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,361		125,000	81%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,330		216,000	97%			Barnes & Noble / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	36,547	29,491	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		262,743		2,570,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,583		69,000	98%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	65,062	20,918	242,000	94%	58,000	Save Mart	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	28,592		222,000	95%			Cost Plus World Market / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	97%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,423		22,000	72%
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	37,701		153,000	84%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,594		79,000	100%	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,056		96,000	95%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	533,772		565,000	97%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,225		211,000	98%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,410		645,000	95%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,562		102,000	97%			Brooks Brothers / H & M

		Total California		977,949		2,457,000	95%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,962	30,202	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,098		46,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	69,185		403,000	97%	15,000	Island of Gold	Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,923	15,391	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,668		292,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,643	23,954	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	103,990	50,366	501,000	93%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	25,169		207,000	86%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		398,638		2,239,000	97%

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2008	153,628		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	29,146	7,989	222,000	98%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	31,842		242,000	89%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	142,254		217,000	84%	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,659		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,701		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		395,598		1,381,000	95%
Baltimore
Governor Plaza		Baltimore, MD	1985	22,059		269,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,970		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10)	Baltimore, MD	2007	94,524	59,214	298,000	95%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,569		52,000	100%
White Marsh Plaza		Baltimore, MD	2007	24,927	9,926	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,896		49,000	100%

		Total Baltimore		224,945		1,149,000	98%
Chicago
Crossroads		Chicago, IL	1993	23,520		168,000	92%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,322		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	11,835		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,837		129,000	89%	77,000	Dominick’s

		Total Chicago		80,514		752,000	95%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	38,808	7,572	130,000	91%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	53,983		178,000	94%	44,000	Winn Dixie	CVS

		Total South Florida		92,791		308,000	93%
Other
Barracks Road		Charlottesville, VA	1985	45,917	40,827	487,000	96%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	27,336		272,000	84%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	25,801		153,000	99%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,674		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,942		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	69,661		196,000	82%			Hotel Valencia
Lancaster	(11)	Lancaster, PA	1980	10,980	4,907	107,000	84%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,625	5,767	169,000	95%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	76,111		476,000	87%	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		318,047		2,113,000	91%

Grand Total				$3,727,764	$605,033	18,164,000	94%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2009

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tennant Improvements & Incentives (6)	Tennant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2009	90	100%	334,690	$29.38	$27.00	$794,017	9%	17%	7.5	$3,416,213	$10.21
2nd Quarter 2009	69	100%	315,214	$26.87	$23.25	$1,141,114	16%	29%	5.9	$1,194,192	$3.79
1st Quarter 2009	68	100%	232,105	$31.42	$26.99	$1,029,234	16%	26%	6.1	$2,413,756	$10.40
4th Quarter 2008	74	100%	329,622	$21.62	$19.18	$803,054	13%	24%	5.0	$1,733,441	$5.26

Total - 12 months	301	100%	1,211,631	$27.00	$23.89	$3,767,419	13%	24%	6.2	$8,757,602	$7.23

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2009	38	42%	187,140	$27.25	$22.62	$866,840	20%	30%	9.8	$3,353,613	$17.92
2nd Quarter 2009	26	38%	73,693	$24.27	$27.68	$(251,200)	-12%	6%	6.8	$1,194,192	$16.20
1st Quarter 2009	24	35%	73,535	$32.54	$32.28	$19,630	1%	12%	9.2	$2,398,456	$32.62
4th Quarter 2008	15	20%	67,903	$28.76	$24.20	$309,271	19%	37%	8.7	$1,583,441	$23.32

Total - 12 months	103	34%	402,271	$27.93	$25.58	$944,541	9%	22%	9.0	$8,529,702	$21.20

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2009	52	58%	147,550	$32.08	$32.57	$(72,823)	-2%	5%	5.1	$62,600	$0.42
2nd Quarter 2009	43	62%	241,521	$27.66	$21.89	$1,392,314	26%	38%	5.6	$—	$—
1st Quarter 2009	44	65%	158,570	$30.90	$24.53	$1,009,604	26%	35%	4.6	$15,300	$0.10
4th Quarter 2008	59	80%	261,719	$19.76	$17.88	$493,783	11%	20%	3.6	$150,000	$0.57

Total - 12 months	198	66%	809,360	$26.55	$23.06	$2,822,878	15%	24%	4.8	$227,900	$0.28

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2009	94	356,624	$28.76	7.6	$4,434,756	$12.44
2nd Quarter 2009	71	318,703	$27.03	5.9	$1,503,836	$4.72
1st Quarter 2009	69	233,172	$31.35	6.1	$2,430,940	$10.43
4th Quarter 2008	78	334,127	$21.92	5.0	$1,898,706	$5.68

Total - 12 months	312	1,242,626	$26.96	6.3	$10,268,238	$8.26

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2009

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF(2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	16,000	0%	$19.00	245,000	3%	$24.00	261,000	2%	$23.69
2010	330,000	3%	$12.26	745,000	10%	$29.19	1,075,000	6%	$24.00
2011	891,000	9%	$13.97	1,138,000	15%	$30.43	2,029,000	12%	$23.20
2012	978,000	10%	$13.16	1,132,000	15%	$30.48	2,110,000	12%	$22.45
2013	1,067,000	11%	$15.30	1,003,000	14%	$31.78	2,070,000	12%	$23.28
2014	1,398,000	15%	$15.86	807,000	11%	$33.02	2,205,000	13%	$22.14
2015	735,000	8%	$14.13	581,000	8%	$28.02	1,316,000	8%	$20.26
2016	464,000	5%	$17.42	478,000	6%	$30.06	941,000	6%	$23.86
2017	620,000	7%	$17.12	420,000	6%	$29.84	1,039,000	6%	$22.28
2018	672,000	7%	$11.56	286,000	4%	$35.25	958,000	6%	$18.63
Thereafter	2,351,000	25%	$16.62	587,000	8%	$34.61	2,938,000	17%	$20.21

Total (3)	9,522,000	100%	$15.13	7,422,000	100%	$30.84	16,942,000	100%	$22.01

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	—	0%	$—	157,000	2%	$22.14	157,000	1%	$22.14
2010	144,000	2%	$11.22	489,000	7%	$29.63	633,000	4%	$25.44
2011	224,000	2%	$9.84	640,000	9%	$29.06	865,000	5%	$24.05
2012	218,000	2%	$16.15	664,000	9%	$31.86	882,000	5%	$27.98
2013	173,000	2%	$16.00	539,000	7%	$32.04	711,000	4%	$28.18
2014	225,000	2%	$10.20	511,000	7%	$34.33	735,000	4%	$26.99
2015	134,000	1%	$18.04	431,000	6%	$27.52	565,000	3%	$25.27
2016	205,000	2%	$18.70	446,000	6%	$31.19	651,000	4%	$27.26
2017	152,000	2%	$24.42	533,000	7%	$30.15	686,000	4%	$28.83
2018	305,000	3%	$13.91	428,000	6%	$36.00	733,000	4%	$26.81
Thereafter	7,742,000	82%	$15.17	2,584,000	34%	$30.60	10,324,000	62%	$19.04

Total (3)	9,522,000	100%	$15.13	7,422,000	100%	$30.84	16,942,000	100%	$22.01

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2009.
(3)	Represents occupied square footage as of September 30, 2009.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2009

Overall Portfolio Statistics (1)

	At September 30, 2009			At September 30, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,164,000	17,110,000	94.2%	18,130,000	17,323,000	95.5%
Residential Properties (3) (units)	903	840	93.0%	723	700	96.8%

Same Center Statistics (1)
	At September 30, 2009			At September 30, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	17,246,000	16,282,000	94.4%	17,250,000	16,530,000	95.8%
Residential Properties (3) (units)	723	670	92.7%	723	700	96.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at September 30, 2009 and 2008 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Overall portfolio statistics as of September 30, 2009, include the 180 residential units at Arlington East (Bethesda Row) which were first delivered in May 2008 and continued to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2009

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,751,000		2.61%	647,000		3.56%	15
2	Ahold USA, Inc.	$8,407,000		2.25%	571,000		3.14%	11
3	TJX Companies	$7,029,000		1.88%	540,000		2.97%	15
4	Safeway, Inc.	$6,751,000		1.81%	481,000		2.65%	9
5	Gap, Inc.	$6,481,000		1.74%	220,000		1.21%	11
6	CVS Corporation	$6,219,000		1.67%	205,000		1.13%	18
7	Barnes & Noble, Inc.	$4,725,000		1.27%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,754,000		1.01%	83,000		0.46%	2
9	Staples, Inc.	$3,479,000		0.93%	187,000		1.03%	9
10	Best Buy Stores, L.P.	$3,459,000		0.93%	99,000		0.55%	3
11	DSW, Inc	$3,294,000		0.88%	125,000		0.69%	5
12	Supervalu Inc.(Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,227,000		0.87%	338,000		1.86%	7
13	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,091,000		0.83%	70,000		0.39%	15
14	L.A. Fitness International LLC	$3,061,000		0.82%	178,000		0.98%	4
15	Ross Stores, Inc.	$2,895,000		0.78%	149,000		0.82%	5
16	Home Depot, Inc.	$2,832,000		0.76%	335,000		1.84%	4
17	Kohl’s Corporation	$2,793,000		0.75%	322,000		1.77%	3
18	Wakefern Food Corporation	$2,783,000		0.75%	136,000		0.75%	2
19	Bank of America, N.A.	$2,780,000		0.75%	64,000		0.35%	19
20	Bally Total Fitness Corporation	$2,608,000		0.70%	156,000		0.86%	5
21	Great Atlantic & Pacific Tea Co	$2,517,000		0.67%	217,000		1.19%	4
22	Container Store, Inc.	$2,496,000		0.67%	52,000		0.29%	2
23	A.C. Moore, Inc.	$2,483,000		0.67%	141,000		0.78%	6
24	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.91%	4
25	Dollar Tree Stores, Inc.	$2,357,000		0.63%	158,000		0.87%	14

	Totals - Top 25 Tenants	$101,650,000		27.27%	5,841,000		32.16%	200

	Total: (1)	$372,929,000	(2)		18,164,000	(3)		2,434

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2009.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2009

	2009 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income attributable to the Trust	$92	$93
Gain on sale of real estate	(1)	(1)
Depreciation and amortization of real estate & real estate partnership assets	105	105
Amortization of initial direct costs of leases	9	9

Funds from operations	205	206
Dividends on preferred stock	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	204	206
Litigation provision (2)	21	21

FFO excluding litigation provision	$226	$227

Weighted average number of common shares, diluted	60.2	60.2
FFO per diluted share	$3.40	$3.42
Litigation provision (2)	0.35	0.35

FFO per diluted share excluding litigation provision	$3.75	$3.77

	2010 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income attributable to the Trust	$118	$123
Gain on sale of real estate	—	—
Depreciation and amortization of real estate & real estate partnership assets	107	107
Amortization of initial direct costs of leases	9	9

Funds from operations	234	239
Dividends on preferred stock	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	233	238
Litigation provision (2)	1	1

FFO excluding litigation provision	$234	$239

Weighted average number of common shares, diluted	61.6	61.6
FFO per diluted share	$3.79	$3.87
Litigation provision (2)	0.01	0.01

FFO per diluted share excluding litigation provision	$3.80	$3.88

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount represents a charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

September 30, 2009

CONSOLIDATED INCOME STATEMENTS

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Revenues
Rental income	$4,377	$4,730	$13,832	$14,107
Other property income	650	57	691	166

	5,027	4,787	14,523	14,273
Expenses
Rental	734	719	2,646	2,264
Real estate taxes	589	523	1,661	1,483
Depreciation and amortization	1,278	1,193	3,764	3,570

	2,601	2,435	8,071	7,317

Operating income	2,426	2,352	6,452	6,956
Interest expense	(1,131)	(1,134)	(3,396)	(3,404)

Net income	$1,295	$1,218	$3,056	$3,552

CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(in thousands)
ASSETS
Real estate, at cost	$202,764	$202,519
Less accumulated depreciation and amortization	(18,174)	(14,609)

Net real estate	184,590	187,910
Cash and cash equivalents	2,962	2,604
Other assets	7,020	7,066

TOTAL ASSETS	$194,572	$197,580

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$81,227	$81,365
Other liabilities	6,008	7,363

Total liabilities	87,235	88,728
Partners’ capital	107,337	108,852

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$194,572	$197,580

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

September 30, 2009

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of September 30, 2009		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	12,942
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

	Total Fixed Rate Debt			$81,227

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2009	$47	$23,400	$23,447	28.9%	28.9%
2010	196	—	196	0.2%	29.1%
2011	208	—	208	0.3%	29.4%
2012	220	—	220	0.3%	29.7%
2013	233	—	233	0.3%	30.0%
2014	142	22,396	22,538	27.7%	57.7%
2015	—	—	—	0.0%	57.7%
2016	—	34,385	34,385	42.3%	100.0%

Total	$1,046	$80,181	$81,227	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2009

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,059	$20,785	100,000	90%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,811		279,000	89%	73,000	Giant Food	TJ Maxx /Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,183	12,942	96,000	93%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,053		475,000	90%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	99%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	99%
New England
Atlantic Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	16,521	10,500	124,000	39%			Sears
Campus Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	22,196	11,000	116,000	95%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	23,011	12,400	129,000	95%	38,000	Foodmaster	Marshalls

	Total New England		61,728		369,000	76%

Grand Totals			$202,764	$81,227	950,000	86%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss attributable to the Trust plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA to net income attributable to the Trust for the three and nine months ended September 30, 2009 and 2008 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Net income attributable to the Trust	$27,433	$37,102	$66,334	$96,062
Depreciation and amortization	28,410	28,643	86,635	81,838
Interest expense	30,209	25,337	79,622	74,166
Early extinguishment of senior notes	—	—	968	—
Other interest income	(924)	(116)	(1,274)	(666)

EBITDA	85,128	90,966	232,285	251,400
Gain on sale of real estate	—	(7,438)	(1,298)	(7,438)

Adjusted EBITDA	$85,128	$83,528	$230,987	$243,962

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.